Exhibit 23.1



         CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Socket Communications, Inc. for the registration of 3,005,909 shares of its common stock and to the incorporation by reference therein of our report dated February 18, 1999, with respect to the financial statements and schedule of Socket Communications, Inc. included in its Annual Report (Form 10-KSB) for the year ended December 31, 1998, filed with the Securities and Exchange Commission.


                                      ERNST & YOUNG LLP

                                      /s/ Ernst & Young LLP


San Jose, California
July 6, 1999
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